EXHIBIT 10.61

TRANSFER OF MINING RIGHTS CONTRACTS CELEBRATED BY A) COMPAÑÍA MINERA LA ESCUADRA, S. A. DE C. V., REPRESENTED IN THIS ACT BY MR. RAMIRO TREVIZO LEDEZMA IN HIS PERSONALITY AS SOLE ADMINISTRATOR AND LEGAL REPRESENTATIVE (THE GRANTOR), AND B) CORPORACIÓN AMERMIN, S. A. DE C. V., IN HIS PERSONALITY AS GENERAL PROXY (THE GRANTEE), JOINTLY NAMED THE “PARTIES” ACCORDING TO THE FOLLOWING DECLARATIONS AND CLAUSES:

DECLARATIONS

I.	The GRANTOR, through the offices of its legal representative and under oath of stating the truth, declares that:

1. It is a Mexican mercantile society, specifically a Stock Company withVarying Amount of Capital, duly established and operating in accordance withthe applicableand current legislation of the United States of Mexico, in obedience with the prescriptions of articles 10 and 11 of the Mining Law as is witnessed in Public Writ number 5,979, granted on the 23rd January 1985 before testimony of Mr. José Antonio de Lascuráin y Osío, Attorney and Notary Public number 21 of the Morelos Judicial District for the State of Chihuahua, instrument that was duly inscribed in the Public Registry of Commerce of said district under electronic mercantile folio number 7409*10 and reason by which it is endowed with the necessary and sufficient personality to intervene in this present judicial act;

2. It enjoys the faculties, powers and the sufficient and necessary mandates to subscribe this present contract as testimony of it is given in Public Writ number 18,155, granted on the 28th February 2007 before testimony of Mr. Eugenio Fernando García Russek, applicant to the exercise of Notary Public and ascribed to Public Notary number 28 per license of the Offices Title Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under mercantile electronic folio number 7409*10 and by virtue of such the resolutions adopted within the bosom of the Shareholders Ordinary General Assembly were protocolized celebrated on the 12th January 2007, and same that have not been limited, restrained, suspended or revoked to date and in consequence he enjoys with the capacity and representation to subscribe this agreement;

3. It is duly inscribed in the Federal Taxpayers Registry with taxpayer certificate number MES-841123-M11and being current to date in itsincome tax payments and other contributions that have corresponded to it according to the applicable and current legislation;

4. To be the title holder of 100% (one hundred per cent) of the mining rights derived from the concessions granted on 3 (three) mining lots described in detail following and same that have been integrated in the mining project named “Picacho” (the CONCESSIONS)

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

Title	Lot	Surface	Location
230.553	Picacho Frac. I	3,813.2627 hectares	Bacoachi, Sonora Arizpe, Sonora
230,554	Picacho Fracc. II	3.8639 hectares	Bacoachi, Sonora Arizpe, Sonora
230,555	Picacho Fracc. III	6.3448 hectares	Bacoachi, Sonora Arizpe, Sonora
.

5. To date the rights and other contributions that have corresponded in order to maintain the CONCESSIONS current and in good condition have been duly paid, and furthermore, the remaining obligations required by the Mining Law and its Ruling, among other applicable and legal dispositions that are imposed upon title holders of such administrative authorizations have also been complied with;

6. The CONCESSIONS are free on any burden, attachment or limitation of ownership of any kind and that is why it is legally possible to make use of same as agreed upon, be partially or in whole;

7. The dispositions of the rights derived from the CONCESSIONS under the terms of this present instrument does not imply non compliance in any way whatsoever to any commitment acquired previously on the part of the company;

8. The Administration Board of the company has authorized the celebration of this present contract inasmuch as it is in line with the finality and social object of said stock company, and;

9. It is the will of its Administration Board to subscribe this present agreement with the purpose of transferring in favor of the GRANTEE the title holding of the mining rights derived from the CONCESSIONS heeding in every instance to the terms and conditions of this instrument.

II.	The GRANTEE¸ through the offices of its legal representative and under oath of stating the truth, declares, that:

1. It is a Mexican mercantile society, specifically a Stock Company withVarying Amount of Capital, duly established and operating in accordance withthe applicableand current legislation of the United States of Mexico, in obedience with the prescriptions of articles 10 and 11 of the Mining Law as is witnessed in Public Writ number 9,311, granted on the 9th August 1995 before testimony of Mr. José R. Miller Hermosillo, Attorney and Notary Public number 2 of the Morelos Judicial District for the State of Chihuahua, instrument that was duly inscribed in the Public Registry of Property and Commerce of said judicial district under electronic mercantile folio number 21164*10 and reason by which it is endowed with the necessary and sufficient personality to intervene in this present judicial act;

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

2. His representative enjoys the faculties, powers and the sufficient and necessary mandates to subscribe this present contract as testimony of it is given in Public Writ number 22,503, granted on the 12th June 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, applicant to the exercise of Notary Public and ascribed to Public Notary number 28 per license of the Offices Title Holder, Mr. Felipe Colomo Castro, Attorney, and instrument that was duly inscribed in the Public Registry of Commerce of said judicial district under mercantile electronic folio number 21164*10 and same that have not been limited, restrained, suspended or revoked;

3. To be duly inscribed in the Federal Taxpayers Registry with Fiscal Identification Certificate CAM-950810-K77, being to date current in their income tax payments and other contributions that have corresponded in agreement with the applicable and current fiscal legislation;

4. It is the will of its Administration Board to subscribe this present agreement with the purpose of being transferred the totality of the rights derived from the CONCESSIONS heeding in every instance to the terms and conditions of this instrument

III.
Both PARTIES declare per the offices of their respective legal representatives and under oath of stating the truth, that they acknowledge the personality each other bears, in addition to concur to the subscription of this present document in good faith, free of deceit, error, violence or any other vitiation in their consent, with the purpose of committing themselves to the following:

CLAUSES

FIRST. OBJECT: In accordance with article 2,029, as with article 2,248 of the Federal Civil Code of complementary application agreeing with article 23, last paragraph of the Mining Law, as well as with article 2 of the Code of Commerce, by virtue of the subscription of this contract the GRANTOR transfer onerously and definitely in favor of the GRANTEE, free of all burden, attachment or limitation in ownership of any kind, 100% (one hundred per cent) of the mining rights derived from the CONCESSIONS receiving in exchange as counterclaim the certain and determined price described in the following clause.

SECOND. PRICE: As a counterclaim per the described transfer, the GRANTEE obliges itself to pay in favor of the GRANTOR the amount of $2,661,154.00 M. N. (Two million  six hundred and sixty one thousand and one hundred and fifty four Mexican Pesos 00/100), plus the corresponding Added Value tax, that is, an amount of $399,173.00 M. N. (Three hundred and ninety nine thousand and one hundred and seventy three Mexican Pesos), for a total amount to be paid of $3’060,327.00 Mexican Pesos (Three million sixty thousand and three hundred and twenty seven Mexican Pesos) (the PRICE), heeding in every instance to the terms and conditions agreed upon in this instrument.

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

THIRD. MANNER, TIME AND PLACE OF PAYMENT: The GRANTEE delivers in favor of the GRANTOR in this same act, the totality of the PRICE, reason why this instrument takes the place of the receipt of payment that is allowed by law regarding such mercantile operation.

FOURTH. REPARATION IN CASE OF EVICTION: The GRANTOR commits itself to answer before the GRANTEE for any reparation in case of eviction from the CONCESSIONS.

FIFTH: ADMINISTRATIVE OBLIGATIONS: The GRANTEE expressly commits himself to maintain the CONCESSIONS current by complying to such an effect with the paper work and the payment of the corresponding rights in accordance to the general dispositions and Mexican official standards of the metallurgical and mining industries agreeing with article 27 of the Mining Law, among others applicable, its Ruling and other current legislation.

SIXTH: TRANSFER OF RIGHTS FORMALIZATION: PARTIES commit themselves to ratify before Public Notary or Public broker this present document as soon as possible with the purpose that same be inscribed for publicity and apposition purposes before third parties before the Public Registry of Mines, a dependency of the Secretary of the Economy under the terms of the Mining Law, its Ruling and other applicable and current legislations.

SEVENTH: EXPENSES: The totality of expenses, fees, rights and other disbursements that must be specifically paid for the subscription and ratification of this present contract as well as for the paper work for inscription in the Public Registry of Mines will be covered by the GRANTEE.

EIGHTH: Against payment of the PRICE, the GRANTOR commits himself to issue and deliver as soon as possible a voucher valid for all purpose of fiscal matters as imposed by the applicable and current fiscal legislations.

NINTH: CONFIDENTIALITY: PARTIES expressly commit themselves to keep in a confidential manner the totality of past, present and future information related with this instrument, and extending same obligation when disclosed to any private person or corporation.

The PARTY recipient of confidential information must limit access to it to its representatives or employees who, under a justified and reasonable cause, should request access to such and information. In such cases, PARTIES must extend same confidentiality obligation to the persons confidential information is disclosed to.

For purposes of this present clause, the following will not be considered confidential information: 1. Information legitimately known and obtained by the recipient PARTY prior to the subscription of this agreement; 2. Information that is to date or in the future considered as public domain, if and ever such consideration did not derive from a non compliance by any of the PARTIES to the stipulation of this clause, or; 3. Information that must be disclosed to per law or an administrative or judicial mandate from competent authorities, including those of the Stock Exchange.

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

TENTH: FISCAL OBLIGATION: FISCAL OBLIGATIONS: On being duly registered and regularized before the Federal Taxpayers Registry, as well as current in their income tax payments and other contributions that have corresponded to them, PARTIES agree that each will defray in separate tax payments that correspond to each individually complying thus to the terms and conditions of this present instrument and complying to the applicable and current fiscal legislation, and committing themselves to free their counterpart from any fiscal responsibility that might be imputed contrary to this clause by competent authorities.

ELEVENTH: TWENTY SEVEN ADDRESSES AND CONTACT TELEPHONES: PARTIES agree that for anything referring to the execution and compliance of the terms and conditions of this present instrument, as well as to carry out announcements, notifications and other communications in relation to same, they state their addresses and contact telephones to be the following:

GRANTOR Calle California 5101, Despacho 206 Colonia Haciendas de Santa Fe Ciudad de Chihuahua Estado de Chihuahua Telephone: 614-200-8483	GRANTEE Calle California 5101, Despacho 206 Colonia Haciendas de Santa Fe Ciudad de Chihuahua Estado de Chihuahua Telephone: 614-200-8483

In case of change of address PARTIES agree in notifying their counterpart of such a circumstance at least 5 (five) natural days in advance of the date in which the change of address effectively takes place.

TWELFTH: ANNOUNCEMENTS, NOTIFICATIONS AND COMMUNICATIONS: PARTIES agree that any announcement, notification or communication necessary to their counterparts know must be done in writing.

Sending of said documents can be carried out via three means: 1. By ordinary courier delivered on hand or by certificate mail, both with acknowledgement of receipt; 2. Via Fax or; 3. By electronic mail. In this last case, sending will only be considered valid and legally carried out when the reception of the respective electronic mail is confirmed electronically within three (3) natural days following the sending expressly stating receipt, by means of a confirming answering message sent by the recipient.

PARTIES agree likewise that announcements, notifications and communications carried out in relation to this present instrument will bear their respective effects on the day of their reception. In case that such message include some kind of term, this latter will begin to be in effect on the day following confirmation of reception.

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

THIRTEENTH: CONTACT PERSONS: PARTIES agree that the totality of announcements, notifications or communications necessary to be carried out between them derived from the terms and conditions of this present instrument must be addressed indistinctly to the following persons:

GRANTOR RAMIRO TREVIZO LEDEZMA	GRANTEE RAMIROT TREVIZO GONZÁLEZ

In case it is their will to change contact persons, PARTIES agree in notifying their counterparts of such a circumstance at least five (5) natural days in advance of the date in which the persons are changed. Not complying to the obligation herein described will imply that that the announcements, notifications or communications sent and delivered to the name of the original addressees of the PARTY carrying the change of address, will bear full legal effects in favor of the PARTY that was not notified in all opportunity as of the date of delivery and for as long as the non compliance subsists.

FOURTEENTH: TOTALITY OF THE AGREEMENT:  PARTIES agree and accept expressly that this present contract, including its respective annexes, contains the totality of the agreements between them regarding its object and leaving without effect and canceling as well the totality of agreements, reports, negotiations, correspondence, commitments and communications carried out previously between them either in writing or verbally.

FIFTEENTH: APPLICABLE LAW: This present instrument will abide and will be interpreted in agreement with the Mining Law, its Rulings and the Federal Civil Code among other applicable and current dispositions in the United States of Mexico.

SIXTEENTH: JURISDICTION AND COMPETENCE: In the event that there arise any controversies related with the validity, intention, interpretation, execution or compliance to this contract, PARTIES expressly agree to submit same before the competent courts of law of the Morelos Judicial District, State of Chihuahua, and renouncing as of this moment to any other jurisdiction, competence or privilege that might correspond to them by reason of their present or future domiciles or by any other circumstance.

BOTH PARTIES BEING IN THE KNOWLEDGE OF THE FORCE AND LEGAL REACH OF THIS PRESENT CONTRACT SUBSCRIBE IT BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA ON THE 21ST AUGUST 2009.

Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009

GRANTOR Signature COMPAÑÍA MINERA LA ESCUADRA, S.A. DE C.V. REPRESENTED IN THIS ACT BY: RAMIRO TREVIZO LEDEZMA	GRANTEE Signature CORPORACIÓN AMERMIN, S. A. DE C. V. REPRESENTED IN THIS ACT BY: RAMIRO TREVIZO GONZÁLEZ

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Transfer of Mining Rights Contract subscribed between Compañía Minera La Escuadra, S. A. de C. V., on one hand and Corporación Amermin, S. A. de C. V. on the other on the 21st. August 2009